Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United States Steel Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	25-1897152

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.

600 Grant Street, Pittsburgh, Pennsylvania 15219-2800 (412) 433-1121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert M. Stanton
Assistant General Counsel — Corporate and Assistant Secretary
600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-2877
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☑
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock par value $1.00 per share	3,000,000	$22.73	$68,190,000	$2,680

(1)	Calculated pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on February 23, 2009.

Prospectus

UNITED STATES STEEL CORPORATION

Dividend Reinvestment and
Stock Purchase Plan

3,000,000 Shares of Common Stock

Our Common Stock is traded on the
New York Stock Exchange under the symbol “X”.

Investing in our Common Stock involves risks.
See “Risk Factors” on page 5.

The price you pay for all Shares of Common Stock
will be based upon the price of the stock in the market.

On February 23, 2009, the closing price of our
Common Stock was $21.53 per share.

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 26, 2009

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INFORMATION THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL OR DIFFERENT INFORMATION.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

SUMMARY

 Plan Introduction

United States Steel Corporation
Dividend Reinvestment and Stock Purchase Plan

United States Steel Corporation (“U. S. Steel”) is pleased to send you this prospectus describing the United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides a simple and convenient method to purchase additional shares of U. S. Steel common stock and to have cash dividends automatically reinvested.

IF YOU ARE ALREADY PARTICIPATING IN THE PLAN, NO ACTION IS REQUIRED.

Some of the significant features of the Plan include:

—	Purchases through the reinvestment of quarterly dividends of up to $20,000 (more with permission of U. S. Steel).

—	Purchase of shares through optional cash investments (minimum $100) up to $20,000 per month (more with permission of U. S. Steel).

—	Option of monthly investment through automatic bank debits.

—	Optional cash investments invested weekly.

—	Purchase of shares at a discount of up to 3 percent from time to time, upon notice from U. S. Steel.

—	Simplified record keeping, with quarterly statements of your Plan account.

—	The ability to sell Plan shares daily.

Please see Schedule I for information regarding fees.

Your participation is entirely voluntary and you may terminate your participation at any time. Once you are enrolled in the Plan, your enrollment will be continued unless you notify the Plan Administrator otherwise. If you wish to join the Plan, see “Enrollment” on page 6. You can change your investment option or participation in the Plan at any time by notifying the Plan Administrator directly (see Schedule II for “Contact and Transaction Information”).

 Information About U. S. Steel

U. S. Steel is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. U. S. Steel has annual raw steel production capability of 31.7 million net tons (tons) (24.3 million tons in North America and 7.4 million tons in Central Europe) and is the eighth largest steel producer in the world. U. S. Steel is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America. U. S. Steel’s principal executive offices are located at 600 Grant Street, Pittsburgh, PA 15219-2800, and its telephone number is (412) 433-1121. For more information about U. S. Steel, see “Where you can find more information about U. S. Steel” on page 18.

 Risk Factors

Investing in our common stock involves risk.  See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which is incorporated by reference in this prospectus. Also, these risk factors are updated from time to time in our Quarterly Reports on Form 10-Q, the most recent of which are also incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

THE PLAN

The following describes and constitutes the Plan, as in effect on the date of this prospectus.

 Purpose of The Plan

The purpose of the Plan is to provide common stockholders with a convenient and economical method to automatically reinvest their cash dividends in shares of our common stock without paying transaction or processing fees and to make optional cash payments to purchase additional shares of our common stock. The Plan is intended to benefit long-term investors who want to increase their investment in our common stock. We intend to use the net proceeds from the sale of newly-issued shares of our common stock or treasury stock offered hereby for general corporate purposes.

 Plan Administrator

The Plan Administrator (identified in the attached Schedule II, the “Plan Administrator”) is currently Wells Fargo Shareowner Services. The Plan Administrator administers the Plan, keeps records, sends statements of Plan accounts to you and performs other duties related to the Plan. An affiliate of Wells Fargo is currently our dividend disbursing agent, transfer agent and registrar for our common stock. U. S. Steel may appoint a different administrator for the Plan at any time. All open market purchases are made through registered broker/dealers.

All shares included in the Plan will be held by the Plan Administrator in its name, or its nominee, as agent.

 Enrollment

The following table explains how to enroll in the Plan:

● IF YOU DO NOT OWN ANY U. S. STEEL COMMON STOCK	You can purchase shares through a broker and follow the instructions below under “IF YOU OWN U. S. STEEL COMMON STOCK THROUGH A BROKER”
● IF YOU OWN U. S. STEEL COMMON STOCK IN YOUR NAME	You can join the Plan by returning a completed Account Authorization Form, see “Enrollment Process,” below.
● IF YOU OWN U. S. STEEL COMMON STOCK THROUGH A BROKER	You can direct your broker, bank, or trustee to register some or all of your U. S. Steel common stock directly in your name. You can then join the Plan by returning a completed Account Authorization Form, see “Enrollment Process,” below.

● Enrollment Process

You may enroll by returning a completed Account Authorization Form to the Plan Administrator. Account Authorization Forms may be obtained by calling or writing to the Plan Administrator or by requesting a form on-line (see Schedule II for “Contact and Transaction Information”).

 Investments and Limitations

You have the following investment options under the Plan:

● Dividend Reinvestment

When you enroll in the Plan, YOU MUST CHOOSE ONE OF THE FOLLOWING:

Full Dividend Reinvestment.  All cash dividends, within Plan limits, on all shares under the Plan will be used to purchase additional shares.

Partial Dividend Reinvestment.  You will receive a cash dividend payment based on the number of full shares you specify. The balance of your dividends relating to the remaining shares under the Plan will be used to purchase additional shares of U. S. Steel common stock.

Regardless of your dividend reinvestment election, you may also purchase additional shares through the Plan by making optional cash investments (see “Optional Cash Investments,” below).

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Direct Deposit Form, which may be obtained by writing or calling the Plan Administrator (see Schedule II for “Contact and Transaction Information”).

You can change your dividend reinvestment election at any time by notifying the Plan Administrator directly or by changing your elections on-line (see Schedule II for “Contact and Transaction Information”).

● Optional Cash Investments

You may purchase additional shares of U. S. Steel common stock by following one of the methods shown under “Investment Methods,” below. Subject to Plan limitations (see “Limitations on Purchases,” below), you may invest under this option at any time and as often as you like. Each cash payment must be at least $100 and the aggregate investment in any one calendar month is limited to $20,000. Payments by check must be received by the Plan Administrator no later than 5 p.m. (Central Time) on the business day preceding the Investment Date (see “Investment Dates,” below) to be invested on that Investment Date.

● Investment Methods

Shares can be purchased by check or through automatic withdrawal from your bank account:

• By Check.  You can make optional cash investments by sending a check, payable to the Plan Administrator, and a completed Transaction Request Form (found on the bottom part of your Account Statement or on-line — see Schedule II for “Contact and Transaction Information”). Shares purchased pursuant to a check may not be sold or withdrawn from the Plan for a period of 14 days from the purchase date of the shares. A fee will be assessed for a check that is returned for insufficient funds (see Schedule I for “Plan Service Fees”). Funds held pending investment will be held without interest. Checks not received in time for the next Investment Date will be held without interest until the next succeeding Investment Date. DO NOT SEND CASH OR MONEY ORDERS.

• By Automatic Withdrawal From Your Bank Account.  If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing the appropriate section of the Account Authorization Form (available from the Plan Administrator or on-line, see Schedule II — “Contact and Transaction Information”). This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on, or shortly after, the fifth day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on, or shortly after, the next business day.

Please allow up to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Plan Administrator in writing to change or terminate automatic withdrawal.

● Investment Dates

Except for dividend reinvestments, which begin on the dividend payment date, investments are made weekly on a date, or dates, the Plan Administrator chooses to invest (usually Fridays) (the “Investment Date”). Funds received by 5:00 p.m. (Central Time) on or before the business day prior to the relevant Investment Date will normally be invested on the next succeeding Investment Date.

● Limitations on Purchases

•	Optional Cash Investments

— at least $100 at any one time

— no more than $20,000 in any one month

•	Dividend Reinvestments

— up to $20,000 per dividend payment

•	All limitations may be waived by U. S. Steel upon written request (see Schedule II for “Contact and Transaction Information”).

● Aggregation of Plan Accounts For Purpose of Limitations

For the purposes of determining whether investments are within the above limitations, all Plan accounts which U. S. Steel believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless U. S. Steel has determined that reinvestment of dividends and investment of optional cash investments for each such account would be consistent with the purposes of the Plan, U. S. Steel will have the right to aggregate all such accounts and to return, without interest, within 10 days of receipt, any amounts in excess of the investment limitations applicable to a single Plan account received in respect of all such accounts.

● Waiver of Limitations

Optional cash investments in excess of $20,000 per month may be made only pursuant to a written Waiver of Limitation authorized by U. S. Steel for the total amount submitted. A signed copy of the written approval must be received by the Plan Administrator along with any payment to which this Waiver of Limitation applies. Also, different rules apply to optional cash investments exceeding the Plan limits when a Discount (as defined below) is in effect (see “Purchases Exceeding Plan Limits — Discount in Effect”).

Requests for waiver of the $20,000 limitation on reinvestment of dividends and other questions concerning waivers should be directed to U. S. Steel (see Schedule II for “Contact and Transaction Information”). It is solely within U. S. Steel’s discretion as to whether any waiver respecting the Plan limits will be granted. A signed Waiver of Limitations must be received by the Plan Administrator at least one business day prior to the relevant dividend payment date and such waiver will be good for the period specified on the signed waiver form.

In deciding whether to approve a Waiver of Limitation request, U. S. Steel will consider relevant factors including, but not limited to, U. S. Steel’s need for additional funds, the attractiveness of obtaining such additional funds by the sale of U. S. Steel common stock by comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant’s prior participation in the Plan, whether U. S. Steel believes the participant may be effecting a distribution under federal securities laws, the number of shares of U. S. Steel common stock registered in the participant’s name and the aggregate amount of such dividends and optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests are submitted for any Investment Date in an aggregate amount exceeding the amount U. S. Steel is then willing to accept, U. S. Steel may honor such requests in order of receipt, on a pro rata basis or by any other method which U. S. Steel determines to be appropriate.

 Purchase of Shares

The following discussion pertains to:

(a)	all purchases within Plan limits and

(b) all purchases in excess of Plan limits when no Discount (as defined below) is in effect.

● Purchase Intervals

The Plan Administrator will use optional cash investments to purchase shares of U. S. Steel common stock normally once each week. To the extent dividends are declared, the Plan Administrator will use reinvested dividends to purchase shares beginning on the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the Plan.

● Source and Pricing of Shares

Source of Shares.  Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by U. S. Steel, at U. S. Steel’s sole discretion.

Price of Shares Purchased in the Open Market.  If the shares are purchased in the open market, your price per share will be the weighted average price of the shares purchased on that day, or those days.

With respect to open market purchases, the Plan Administrator will facilitate the purchase of shares for the Plan on any securities exchange where U. S. Steel common stock is traded, in the over-the-counter market or in privately negotiated transactions. Neither U. S. Steel nor any participant has any authority or power to direct the time or the price at which any market purchase is completed or as to the selection of a broker or dealer through or from whom such purchases are to be made. The funds of participants may be pooled by the Plan Administrator for the purpose of purchasing shares.

See Schedule I for information about fees. Trading fees paid by U. S. Steel and not charged to you will be reported to you as taxable income on Form 1099-DIV. All computations of shares are calculated to three decimals and fractional shares are credited to your Plan account.

Price of Shares Purchased From U. S. Steel.  If the shares are purchased from U. S. Steel, your price per share (the “Purchase Price”) will be the average of the daily high and low sale prices on the New York Stock Exchange (the “NYSE”) Composite (the “NYSE Composite”) as reported by Bloomberg LP, or such other source as U. S. Steel shall determine from time to time, on the Investment Date. If there is no trading of U. S. Steel common stock on the NYSE on the day the price per share is to be determined, the Purchase Price will be determined by U. S. Steel on the basis of such market quotations as it considers appropriate.

Because the method for purchasing shares may periodically change between the above options, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please follow the instructions under “Additional Information” on Schedule II.

Discount.  Shares purchased under the Plan may, IN THE SOLE DISCRETION OF U. S. STEEL, be subject to a discount of from 0 to 3 percent (“Discount”). The Discount will be established in U. S. Steel’s sole discretion after a review of current market conditions, the level of participation and current and projected capital needs. The Discount will apply to optional cash investments and the reinvestment of dividends. The Discount will be subtracted from the Purchase Price.

Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by U. S. Steel. Notice will be given to participants or a public announcement will be made upon the implementation or discontinuance of any Discount. To obtain the current Discount, please follow the instructions under “Additional Information” on Schedule II.

● Control Over Purchases

U. S. Steel decides whether purchases are to be made in the open market or from U. S. Steel. The Plan Administrator engages a broker, dealer or other agent for purposes of making open market purchases. Neither U. S. Steel nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased in the open market.

If you send in an optional cash investment, it is possible that the market price of U. S. Steel common stock could go up or down before your funds are used to purchase stock. Further, U. S. Steel may change the method of stock purchase (purchase in the open market or from U. S. Steel) at any time after the three month period following the last such change. THIS MEANS, YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR PURCHASES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF U. S. STEEL COMMON STOCK.

IN ADDITION, NO INTEREST WILL BE PAID ON OPTIONAL CASH INVESTMENTS HELD PENDING INVESTMENT. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain “permitted investments.” For purposes of the Plan, permitted investments shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss for such permitted investments shall be the responsibility of the Plan Administrator. Investment income from permitted investments shall be retained by the Plan Administrator.

 Purchases Exceeding Plan Limits — Discount in Effect

The following discussion pertains only to investments for which a Waiver of Limitation has been obtained when the Discount is in effect.

● Purchase Intervals

The Plan Administrator will use optional cash investments for which a signed waiver has been received to purchase shares of U. S. Steel common stock on the first Investment Date following the date the funds and related waiver are received. To the extent dividends are declared, the Plan

Administrator will use reinvested dividends up to the amount specified in a signed waiver to facilitate the purchase of shares of U. S. Steel common stock on the relevant dividend payment date.

● Source and Pricing of Shares

Source of Shares.  Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by U. S. Steel.

Price of Shares.  Your price per share for optional cash investments will be the average of the daily high and low sales prices of U. S. Steel common stock on the NYSE Composite on the Investment Date, less the Discount.

Your price per share for dividend reinvestment will be the average of the daily high and low sales prices of U. S. Steel common stock on the NYSE Composite on the relevant dividend payment date, less the Discount.

● Timing.  Shares purchased from U. S. Steel will be purchased on the Investment Date determined by the Plan Administrator, which will usually be a Friday.

IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE NEXT INVESTMENT DATE, THE PLAN ADMINISTSRATOR MUST BE IN RECEIPT OF FUNDS AND A SIGNED WAIVER ON OR BEFORE 5 P.M. (CENTRAL TIME) THE BUSINESS DAY IMMEDIATELY PRECEDING THE INVESTMENT DATE. IF THE PARTICIPANT REQUESTS, THE PLAN ADMINISTRATOR WILL RETURN, WITHOUT INTEREST, ANY PAYMENTS RECEIVED AFTER 5 P.M. (CENTRAL TIME) ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE RELATED INVESTMENT DATE; OTHERWISE, THE PLAN ADMINISTRATOR WILL HOLD, WITHOUT INTEREST, SUCH PAYMENTS FOR THE FOLLOWING INVESTMENT DATE.

● Threshold Price Limit

With respect to optional cash investments exceeding Plan limits when the Discount is in effect, U. S. Steel will establish, for each Investment Date, a minimum purchase price per share of U. S. Steel common stock (the “Threshold Price”) applicable to the portion of such purchase that exceeds the Plan limits. (That is, the Threshold Price does not apply (i) to the reinvestment of dividends (ii) to optional cash investments made within the Plan limits, or (iii) to the portion that does not exceed Plan limits of an optional cash investment for which a waiver was obtained when a Discount is in effect.)

The Threshold Price may be established by U. S. Steel normally two business days prior to the Investment Date at U. S. Steel’s sole discretion after a review of current market conditions and other relevant factors. It will be a stated dollar amount per share and the average of the high and low sale prices on the NYSE Composite for the Investment Date must equal or exceed it.

If the Threshold Price is not equaled or exceeded for an Investment Date, the portion of your optional cash investment exceeding the Plan limits will be returned without interest to you. You may request that the Plan Administrator hold the payment without interest for up to the next three succeeding Investment Dates (a Waiver is only good for up to four Investment Dates). Each time a payment is held over for the next Investment Date it will be deemed to be a new optional cash investment with a Waiver limit equal to the amount held over for the next Investment Date and only the portion exceeding the Plan limit will be subject to the next Threshold Price.

 Sale of Shares

● Timing and Control

You can sell any number of shares in your Plan account by notifying the Plan Administrator (see Schedule II for “Contact and Transaction Information”). The Plan Administrator will endeavor to arrange sales daily, provided that it has received notice of your intention to sell no later than 12:00 noon (Central Time). If for any reason the Plan Administrator cannot facilitate the sale of your shares on a given day, the Plan Administrator will endeavor to arrange for the sale of the shares on the next day that its office and the NYSE are open. The sale price will be the weighted average price of all Plan shares sold on that sale date for Plan participants. You will receive the proceeds of the sale less (i) any applicable fee (see Schedule I for “Plan Service Fees”) and (ii) any required tax withholdings.

YOU WILL NOT BE ABLE TO PRECISELY TIME YOUR SALES THROUGH THE PLAN AND WILL BEAR THE MARKET RISK ASSOCIATED WITH FLUCTUATIONS IN THE PRICE OF U. S. STEEL COMMON STOCK. That is, if you send in a request to sell shares, it is possible that the market price of U. S. Steel common stock could go down or up before your shares are sold. In addition, you will not earn interest on a sales transaction.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate or a book-entry transfer of your Plan shares from the Plan Administrator. Allow two weeks for delivery of a physical certificate. (See “Issuance of Certificates” on page 14.)

 Issuer

U. S. Steel, as the Issuer, will make determinations from time to time respecting the following:

•	The Plan Administrator,

•	The Discount, if any, applied to the purchase of shares (from zero to three percent),

•	The source of the shares purchased (whether obtained in the market or from treasury stock or newly-issued shares),

•	Whether to waive any Plan limits in connection with optional cash investments,

•	The rules and regulations to facilitate the administration of the Plan, and

•	Any other matter not handled by the Plan Administrator.

 Safekeeping of Your Stock Certificates and Book Entry

Any participant in the Plan may use the Plan’s “safekeeping” service to deposit U. S. Steel common stock certificates, whether or not dividends are reinvested. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

With safekeeping, you have the option of reinvesting all, a portion or none of your dividends. You may also take advantage of the sale of shares feature of the Plan. If you decide you no longer want to use the safekeeping service, a certificate will be issued upon request. (See “Issuance of Certificates” on page 14.)

To use the safekeeping service, send your certificates to the Plan Administrator by registered mail with written instructions to deposit them for safekeeping. At the time of mailing, the shares should be insured for approximately 2 percent of the value of the shares. Do not endorse the certificates or complete the assignment section. The address of the current Plan Administrator is in Schedule II, attached hereto.

Your shares of U. S. Steel common stock that are held by the Plan Administrator will be maintained in your Plan account for safekeeping in book entry form. You will receive a quarterly statement detailing the status of your holdings.

Shares held by the Plan Administrator may take as long as two weeks to be certificated and mailed to you after our receipt of notice to do so. THIS MEANS SALES OF HELD SHARES ARE SUBJECT TO RISKS ASSOCIATED WITH CHANGES IN THE MARKET PRICE DURING EITHER (A) THE PERIOD REQUIRED TO CERTIFICATE AND DELIVER SHARES, FOR SALES BY YOU, OR (B) THE PERIOD REQUIRED FOR U. S. STEEL TO SELL YOUR SHARES (see “Sale of Shares — Timing and Control,” on page 10).

 Gifts, Transfers and Pledges of Shares

YOU CAN GIVE OR TRANSFER SHARES OF U. S. STEEL COMMON STOCK TO ANYONE YOU CHOOSE BY:

•	Submitting an optional cash investment on behalf of an existing participant in the Plan in an amount not less than $100 nor more than $20,000; or

•	Transferring shares from your Plan account to the recipient of your choice (minimum of five shares to each new Plan account).

You may transfer shares to new or existing stockholders. The Plan Administrator will automatically assign to such transferred shares full dividend reinvestment status. New participants and existing participants, at their discretion, may elect another investment option by providing written notice to the Plan Administrator. If you participate in dividend reinvestment and you request between the ex-dividend date and the dividend record date to either (a) transfer all of your shares or (b) make a partial sale and transfer the balance of your shares, the processing of your request may be held until after your Plan account is credited with reinvested dividends. This holding period could be as long as three weeks.

To transfer shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program (generally a broker or a bank). The Medallion Guarantee Program ensures that the individual signing the certificate or stock power is in fact the registered owner or legal representative.

Shares in your Plan account may not be pledged and any such purported pledge shall be void. If you want to pledge your shares, you must first request that such shares be certificated and delivered to you (see “Issuance of Certificates,” below).

If you need assistance, please call the Plan Administrator (see Schedule II).

 Issuance of Certificates

If you wish to withdraw from the Plan at any time, a physical or book-entry certificate may be issued to you for all whole shares held in your Plan account by the Plan Administrator. Any fractional shares in the account will be sold and a check for the proceeds (less applicable fees) will be issued and mailed to you. Your Plan account will be closed.

You may also have a certificate issued for whole shares without removing those shares from Plan participation. Dividends for your certificated shares and any remaining shares in your Plan account will continue to be reinvested in U. S. Steel common stock unless the Plan Administrator is specifically advised to discontinue reinvestment.

Certificates will be issued in the name(s) under which the Plan account is registered unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration name, the signature on the instructions or stock power authorizing the issuance must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described under “Gift, Transfers and Pledges of Shares,” above. You should receive your certificate approximately two weeks from the date the Plan Administrator receives your request.

 Tracking Your Investments

The Plan Administrator will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your Plan account including year-to-date and other Plan account information (for email delivery of account statements, please contact the Plan Administrator, see Schedule II). Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

PLEASE RETAIN YOUR STATEMENTS TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES AND TO AVOID PLAN ACCOUNT RESEARCH FEES (SEE SCHEDULE I). (The current statement will be available to you on-line — see Schedule II for “Contact and Transaction Information”.)

You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

 U.S. Federal Income Tax Information

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. Any Discount on cash purchases and any Discount on dividend reinvestments is treated as a dividend to the shareholder. You will receive an annual statement from the Plan Administrator indicating the amount of reinvested dividends and Discounts reported to the U.S. Internal Revenue Service as dividend income. The statement will also reflect any trading fees paid by U. S. Steel on your behalf for purchases of shares.

You will not realize gain or loss for U.S. federal income tax purposes upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Plan Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

FOR FURTHER INFORMATION AS TO THE TAX CONSEQUENCES TO PARTICIPANTS IN THE PLAN, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR(S). THE ABOVE DISCUSSION IS BASED ON FEDERAL INCOME TAX LAWS IN EFFECT AS OF THE DATE HEREOF. ALL PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE IMPACT OF ANY FUTURE LEGISLATIVE PROPOSALS OR LEGISLATION ENACTED AFTER THE DATE OF THIS PROSPECTUS.

 Miscellaneous

● Voting of Proxies

A proxy card will be mailed to you for all shares in your Plan account. Your shares will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

● Responsibility of the Plan Administrator and U. S. Steel

NEITHER U. S. STEEL NOR ANY ADMINISTRATOR NOR ANY AGENT WILL BE LIABLE FOR ANY ACT THEY DO IN GOOD FAITH OR FOR ANY GOOD FAITH OMISSION TO ACT. This includes, without limitation, any claims of liability for:

•	failure to terminate a Plan account upon a shareholder’s death prior to receiving written notice of such death and the legal representative’s request to terminate the account; or

•	purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

•	any fluctuation in the market value prior to or following the purchase or sale of shares.

NOTWITHSTANDING THE FOREGOING, WE SHALL NOT BE RELIEVED FROM ANY LIABILITY IMPOSED UNDER ANY FEDERAL, STATE OR OTHER APPLICABLE SECURITIES LAW THAT CANNOT BE WAIVED.

NEITHER U. S. STEEL NOR ANY PLAN ADMINISTRATOR CAN ASSURE YOU A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES YOU PURCHASE UNDER THE PLAN.

● Dividends

The declaration of dividends on U. S. Steel common stock is at the discretion of U. S. Steel’s board of directors and will be declared and paid after consideration of various factors, including, without limitation, the earnings and financial condition of U. S. Steel. The board of directors of U. S. Steel has the right to change the amount of dividends at any time.

● Plan Modification or Termination

U. S. STEEL RESERVES THE RIGHT TO SUSPEND, MODIFY OR TERMINATE THE PLAN AT ANY TIME. You will receive notice of any such suspension, modification or termination. U. S. Steel and any Plan Administrator also reserve the right to change any and all administrative procedures and costs/fees associated with the Plan.

● Change of Eligibility or Termination

You will remain a participant of the Plan until you withdraw from the Plan or the Plan is terminated. U. S. Steel reserves the right to deny, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing, issue a physical or book-entry certificate to you, and sell any fractional share remaining in the account.

If the number of shares on which dividends are reinvested falls below one share, your participation in the Plan may be automatically terminated and a check for net proceeds will be sent to you for the sale of any fractional share remaining.

● Foreign Participation

If you live outside of the U. S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. U. S. Steel reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations.

● Interpretation

U. S. Steel may adopt rules and regulations to facilitate the administration of the Plan. Any question of interpretation under the Plan will be determined by U. S. Steel and any such determination will be final.

The Plan, all related forms, and your Plan account shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and cannot be modified orally.

USE OF PROCEEDS

We will receive no proceeds when we use common stock purchased on the open market for the Plan. When we use original issue common stock or treasury stock for the plan, we will use the proceeds for general corporate purposes.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator facilitates the purchases of U. S. Steel common stock (“Common Shares”) in open market transactions, the Common Shares acquired under the Plan will be sold directly by U. S. Steel through the Plan. U. S. Steel may sell Common Shares to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. In connection with any such transaction, compliance with Regulation M under the Securities Exchange Act of 1934 would be required. Such shares, including shares acquired pursuant to waivers granted with respect to the optional cash investment feature of the Plan, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which Common Shares trade or in privately negotiated transactions. The Common Shares are currently listed on the NYSE. The difference between the price such owners pay to U. S. Steel for Common Shares acquired under the Plan, after deduction of the applicable discount, if any, from the purchase price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions. Any underwriter involved in the offer and sale of the Common Shares will be named in an applicable prospectus supplement. Any underwriting compensation paid by U. S. Steel to underwriters or agents in connection with the offering of the Common Shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

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U. S. Steel will pay any and all brokerage commissions and related expenses incurred in connection with Plan purchases of Common Shares in the open market except with respect to open market purchases of Common Shares representing optional cash investments that are paid by check (see Schedule I for “Plan Service Fees”).

Upon withdrawal by a participant from the Plan by the sale of Common Shares held under the Plan, the participant will receive the proceeds of such sale less (i) a nominal fee per transaction (see Schedule I for “Plan Service Fees”) paid to the Plan Administrator (if such resale is facilitated by the Plan Administrator at the request of a participant), (ii) any related brokerage commissions (see Schedule I for “Plan Service Fees”) and (iii) any applicable taxes.

Common Shares may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Shares or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION ABOUT U. S. STEEL

United States Steel Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0300. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov. Many of our SEC filings are also accessible on our website at http://www.ussteel.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering:

(a)	U. S. Steel’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	U. S. Steel’s Current Reports on Forms 8-K filed January 5, February 2, February 6, and February 9, 2009;

(c)	U. S. Steel’s Definitive Proxy Statement on Schedule 14A filed March 14, 2008; and

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(d)	The description of our common stock and preferred stock purchase rights contained in our registration statement on Form 8-A/A (Amendment No. 1) filed with the SEC on December 31, 2001.

Any statement contained in a document incorporated by reference to this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

U. S. STEEL WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED A COPY OF ANY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO UNITED STATES STEEL CORPORATION, 600 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219-2800, ATTENTION: SHAREHOLDER SERVICES, TELEPHONE (412) 433-2998.

FORWARD-LOOKING STATEMENTS

We include “forward-looking” statements concerning trends, market forces, commitments, material events, and other contingencies potentially affecting our future performance in our annual and quarterly reports, press releases and other statements incorporated by reference in this prospectus. These statements include, without limitation, statements regarding our general business strategies; financing decisions; projections of levels of revenues, income from operations, income from operations per ton, net income or earnings per share; levels of capital, environmental or maintenance expenditures; levels of employee benefits; the success or timing of completion of ongoing or anticipated capital or maintenance projects; levels of raw steel production capability; prices; production; shipments; labor and raw material costs; availability of raw materials; the acquisition, idling, shutdown or divestiture of assets or businesses; the effect of restructuring or reorganization of business components and cost reduction programs; the effect of steel industry consolidation; the effect of potential legal proceedings on the business and financial condition; the effects of actions of third parties, such as competitors or foreign, federal, state or local regulatory authorities; the impact of import quotas, tariffs and other protectionist measures; and general economic conditions. These forward-looking statements are based on currently available competitive, financial and economic data and our operating plans and involve risks, uncertainties and assumptions. As a result, these statements are inherently uncertain, and investors must recognize that events could turn out to be significantly different from our expectations. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. We do not undertake to update our forward-looking statements to reflect future events or circumstances, except as may be required by applicable law. Additional information regarding the risks and uncertainties that could impact our forward-looking statements is contained in our periodic filings with the SEC.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report to Stockholders — Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the shares of U. S. Steel common stock offered hereby will be passed upon for U. S. Steel by Robert M. Stanton, Esq., Assistant General Counsel-Corporate and Assistant Secretary of U. S. Steel. Mr. Stanton, in his capacity as set forth above, is paid a salary by U. S. Steel, and participates in various employee benefit plans offered by U. S. Steel and owns common stock of U. S. Steel.

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SCHEDULE I

United States Steel Corporation Common Stock
Dividend Reinvestment and
Stock Purchase Plan

Plan Service Fees

Reinvestment of Dividends	No Charge
Purchase of Shares (via Check)	$0.05 per Share
Purchase of Shares (via Automatic Investment)	No Charge
Sale of Shares:
Transaction Fee	$15.00
Trading Fee	$0.10 per Share
Direct Deposit of Sale Proceeds	$5.00 per occurrence
Gift or Transfer of Shares	No Charge
Safekeeping of Stock Certificates	No Charge
Certificate Issuance	No Charge
Returned Checks	$25.00 per Check
Duplicate Statements:
Current Year	No Charge
Prior Year(s)	$15.00 per Year

The fee for duplicate statements must be paid in advance. In all other cases, the applicable fees will be deducted from either the investment or proceeds from a sale.

Any trading fees paid by U. S. Steel for which you are not charged will be reported to you as taxable income on Form 1099-DIV.

All fees, including those for which there is currently “No Charge,” are subject to change; however, we will not change any fees without first notifying you.

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SCHEDULE II

United States Steel Corporation Common Stock
Dividend Reinvestment and
Stock Purchase Plan

Contact and Transaction Information

Plan Administrator Information

As of the date of this prospectus, Wells Fargo is the Plan Administrator and will handle all administrative activities related to the United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan.

Please direct all Plan inquiries, enrollment requests, account transactions, and correspondence to:

WELLS FARGO SHAREOWNER SERVICES
P.O. BOX 64856
ST. PAUL, MN 55164-0856
1-866-433-4801

Please make all optional cash investment checks payable to WELLS FARGO SHAREOWNER SERVICES. Please include your daytime telephone number and the transaction stub found at the bottom of your quarterly statement.

Internet Transactions

To view your account, follow these instructions:

Go to www.shareowneronline.com and click on the section titled “First Time Visitor Sign Up” and follow the instructions on the “First Time Sign On” page. A prospectus and Account Authorization Form will be mailed to you; follow the enrollment instructions on the Account Authorization Form.

Once you have set-up your account and provided an email address, you will receive an email notifying you that your account information is available on-line, usually the next business day. You will also receive a written confirmation in the mail.

You may access your account via the internet by activating the account and establishing a Personal Identification Number (PIN). To do so, you will need your 10-digit account number listed on your account statement, your Social Security Number and your email address.

Once you have activated your on-line account, you may:

•	Authorize, change or cancel your automatic cash withdrawals,

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•	Make optional cash investments,

•	Change your dividend reinvestment option,

•	Sell some or all of your Plan shares within the Plan limitations, or

•	Change the account mailing address.

Certain restrictions may apply.

Automated Telephone Transactions

To establish automated telephone privileges, please contact the Plan administrator and request an Automated Request Authorization Form. Once you have established automated telephone privileges for your on-line account, you may do the following by phone:

•	Authorize, change or cancel your automatic cash withdrawals,

•	Change your dividend reinvestment option,

•	Sell some or all of your Plan shares with in the Plan limitations, or

•	Request a certificate for some or all of your full shares within the Plan limitations.

Additional Information

For current information concerning the Plan features listed below, visit the following website:
http://www.uss.com/corp/investors/dividends/reinvestment.

Current Plan Administrator Information
Discount
Threshold Price (applies when Discount is in effect)
Requests for Waivers
Source of Shares — Open Market Purchase or U. S. Steel Issuance

U. S. Steel makes only limited determinations in connection with the Plan (for a list, see “Issuer” — please contact the Plan Administrator for all concerns not involving matters on this list). If you need to contact U. S. Steel, please send an email to: shareholderservices@uss.com.

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UNITED STATES STEEL CORPORATION

United States Steel Corporation
Common Stock

Dividend Reinvestment and
Stock Purchase Plan

Prospectus

February 26, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses payable by the registrant in connection with the securities being registered hereby.

Securities and Exchange Commission filing fee	$2,680
Legal Fees and expenses*	$15,000
Costs of printing and engraving*	$3,500
Accounting fees and expenses*	$2,000
Miscellaneous expenses*	$13,500

Total	$36,680

*	Estimated expenses
     Item 15. Indemnification of Directors and Officers.
     Article V of the Registrant’s Amended and Restated By-Laws provides that the Company shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.
     The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that such person is or was an officer, employee, agent or director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may indemnify any such person against expenses (including attorneys’ fees) in an action by or in the right of the Registrant under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Registrant. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Registrant must indemnify him against the expenses that he actually and reasonably incurred in connection therewith.
     Policies of insurance are maintained by the Registrant under which directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.
     The Registrant’s Restated Certificate of Incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Item 16. List of Exhibits.
     See Exhibit Index.
     Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the cover of this registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registrations statement or prospectus that is part of the registrations statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or made in any such document immediately prior to such effective date.
(5) That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned

Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to the purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of U. S. Steel pursuant to the provisions described under Item 15 above, or otherwise, U. S. Steel has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by U. S. Steel of expenses incurred or paid by a director, officer or controlling person of U. S. Steel in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, U. S. Steel will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 26, 2009.

UNITED STATES STEEL CORPORATION
By:	/s/ Larry G. Schultz
Larry G. Schultz
Senior Vice President & Controller

Pittsburgh, Pennsylvania

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 2009.

Signature	Title

* John P. Surma	Chairman Board of Directors & Chief Executive Officer (Principal Executive Officer)

/s/ Gretchen R. Haggerty	Executive Vice President & Chief Financial Officer
Gretchen R. Haggerty	(Principal Financial Officer)

/s/ Larry G. Schultz	Senior Vice President & Controller
Larry G. Schultz	(Principal Accounting Officer)

* Robert J. Darnall	Director

* John G. Drosdick	Director

* Richard A. Gephardt	Director

* Charles R. Lee	Director

* Jeffrey M. Lipton	Director

* Frank J. Lucchino	Director

* Glenda G. McNeal	Director

* Seth E. Schofield	Director

* Graham B. Spanier	Director

* David S. Sutherland	Director

Signature	Title

* Patricia A. Tracey	Director

*By:	/s/ Larry G. Schultz
Larry G. Schultz
Attorney in Fact

EXHIBIT INDEX

Exhibit
Number	Description	Incorporated by Reference to Filings Indicated

4.1	Restated Certificate of Incorporation of United States Steel Corporation dated September 30, 2003	Incorporated by reference to Exhibit 3.1 to United States Steel Corporation’s Form 10-Q for the quarter ended September 30, 2003 (Commission File No. 1-16811).

4.2	Amended and Restated By-Laws of United States Steel Corporation dated November 25, 2008	Incorporated by reference to Exhibit 3.1 to United States Steel Corporation’s Form 8-K filed on November 26, 2008 (Commission File No. 1-16811).

5	Opinion and consent of R. M. Stanton, Esq.	**

23.1	Consent of PricewaterhouseCoopers LLP.	**

23.2	Consent of R. M. Stanton, Esq. (Included in Exhibit 5.)	**

24	Powers of Attorney.	**

**	Filed herewith.